Exhibit 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

The following document was included in Registrant's Form
Type 485APOS, dated April 9, 2009, accession number
0000892569-09-000348, and is incorporated by reference herein:

1.	Form of Fund Management Agreement-UBS Global Asset
Management (Americas) Inc.